FOR IMMEDIATE RELEASE

FuelCell Energy Reports Fourth Quarter 2015 Financial Results and Business Update

•	Utility owned fuel cell micro-grid announced with repeat customer United Illuminating

•	Correctional facility megawatt-class project announced with repeat municipal customer

•	North American manufacturing facility expansion has started

•	Backlog increased $43 million sequentially - second quarterly sequential increase

DANBURY, CT - December 14, 2015 -- FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in the design, manufacture, operation and service of ultra-clean, efficient and reliable fuel cell power plants, today reported financial results for its fourth quarter ended October 31, 2015 and key business highlights.

Financial Results
FuelCell Energy (the Company) reported total revenues for the fourth quarter of 2015 of $51.5 million compared to $54.4 million for the comparable prior year period. Revenue components include:

•	Product sales of $43.9 million for the current period compared to $42.4 million for the comparable prior year period

•	Service agreements and license revenues of $5.5 million for the current period compared to $6.7 million for the comparable prior year period

•	Advanced Technologies contract revenues of $2.1 million for the current period compared to $5.3 million for the comparable prior year period

The gross profit generated in the fourth quarter of 2015 totaled $3.1 million and the gross margin for the period was 6.1 percent, compared to gross profit of $6.0 million and gross margin of 10.9 percent for the fourth quarter of 2014. The gross margin decreased in the current period compared to last year reflecting a product sales mix weighted towards Asian sales in the current quarter compared to North American power plant installation sales in the fourth quarter of 2014. In addition, a number Advanced Technologies contracts concluded towards the end of fiscal year 2015 while new contracts announced and included in backlog at October 31, 2015 were just beginning to commence, resulting in lower overhead absorption of fixed costs for the fourth quarter of 2015. Operating expenses for the current period totaled $11.0 million compared to $10.9 million for the prior year period.

Net loss attributable to common shareholders for the fourth quarter of 2015 totaled $9.7 million, or $0.38 per basic and diluted share, compared to $5.5 million or $0.24 per basic and diluted share for the fourth quarter of 2014.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter of 2015 totaled ($6.7) million. Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of EBITDA. Capital spending was $3.1 million, an increase from recent prior quarters reflecting expenditures for manufacturing process improvements. Depreciation expense was $1.1 million.

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Revenue Backlog
Total backlog was $381.4 million as of October 31, 2015 compared to $333.9 million as of October 31, 2014 and $338.3 million at July 31, 2015.

•	Product sales backlog totaled $90.8 million as of October 31, 2015 compared to $113.1 million as of October 31, 2014.

•	Service backlog totaled $254.1 million as of October 31, 2015 compared to $196.8 million as of October 31, 2014.

•	Advanced Technologies contracts backlog totaled $36.5 million as of October 31, 2015 compared to $24.0 million as of October 31, 2014.

Cash and Liquidity
Cash, restricted cash and borrowing availability totaled $123.0 million at October 31, 2015, including:

•
$58.9 million of cash and cash equivalents, and $26.9 million of restricted cash. Cash balance includes $9.6 million of cash advanced by POSCO Energy for raw material purchases made on its behalf by FuelCell Energy under an inventory procurement agreement that ensures coordinated purchasing from the shared global supply chain.

•	$36.2 million of borrowing availability under the NRG Energy revolving project financing facility.

•
Subsequent to October 31, 2015, the State of Connecticut Department of Economic and Community Development disbursed $10.0 million to the Company under an Assistance Agreement for funding of the first phase of manufacturing capacity expansion. The interest rate for this loan is fixed at 2.0 percent per annum and principal payments are deferred for four years.

Business Highlights

•
United Illuminating purchased its fourth megawatt class fuel cell power plant for a town-wide micro-grid project. FuelCell Energy possesses the expertise and capabilities to model, build and operate this micro-grid, a differentiator in the distributed power generation industry.

•
Alameda County, California entered into a power purchase agreement (PPA) for a new 1.4 megawatt fuel cell plant at a correctional facility. This PPA structure is well suited for municipalities to avoid the capital investment in clean on-site power generation.

•
Commercial operations began in November 2015 for the grid-support application in Bridgeport, Connecticut purchased by United Illuminating and service revenue from the multi-year service agreement will begin to be recognized.

•
Recent progress in the development of multi-megawatt fuel cell parks, includes another development step for the 63 megawatt project in Connecticut with the November site visit and public hearing by the Connecticut Siting Council and the permitting body for siting power generation facilities in the State of Connecticut. The draft decision from the Council is expected in January 2016.

•
Advanced Technology backlog at fiscal year-end 2015 included four contracts executed with the U.S. Department of Energy and totaling $39.0 million, including cost-share: (1) $23.7 million project to site a DFC3000® power plant adjacent to an existing coal-fired power plant for both carbon capture and ultra-clean power generation, (2) $10.9 million project to install and operate a 400 kilowatt solid oxide fuel cell power plant, (3) $3.1 million project for automated manufacturing of SOFC, and (4) $1.3 million project adapting existing SOFC stack technology for hydrogen production utilizing a solid oxide electrolyzer cell (SOEC) at very high efficiency.

“Closing projects for new markets and existing customers coupled with project financing speaks to the value proposition we provide to our customers and investors,” said Chip Bottone, President and Chief

FUELCELL ENERGY FOURTH QUARTER 2015 RESULTS                 PAGE 3

Executive Officer, FuelCell Energy, Inc. “Backlog increased for the second quarter in a row as we continue to close projects in North America and Europe.”

Cautionary Language
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Reverse stock split
The Company effected a 1-for-12 reverse stock split on December 3, 2015. The information provided for 2014, including the loss per share, has been adjusted on a pro-forma basis to reflect the reverse stock split for comparison.

Non-GAAP Financial Measures
Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management also uses non-GAAP measures to analyze the business.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is an alternate measure of cash utilization. The table below calculates Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended October 31,
(Amounts in thousands)	2015	2014
Net loss attributable to FuelCell Energy, Inc.	$(8,860)	$(4,700)
Depreciation	1,101	1,086
Provision for income taxes	95	219
Other (income)/expense, net (1)	179	(957)
Interest expense	765	660
EBITDA	$(6,720)	$(3,692)

(1)
Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of embedded derivatives, and other items incurred periodically which are not the result of the Company’s normal business operations.

EBITDA is a non-GAAP measure of financial performance and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities. This information is included to assist in the understanding of the results of operations on a comparative basis.

FUELCELL ENERGY FOURTH QUARTER 2015 RESULTS                 PAGE 4

About FuelCell Energy
Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide.  With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world.  The Company’s power plants have generated more than four billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas.  For additional information, please visit www.fuelcellenergy.com, follow us on Twitter and view our videos on YouTube.

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Conference Call Information
FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on December 15, 2015 to discuss the fourth quarter 2015 results.  An accompanying slide presentation for the earnings call will be available at http://fcel.client.shareholder.com/events.cfm immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•
The live webcast of this call will be available on the Company website at www.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘Events & presentations’ and then click on ‘Listen to the webcast’

•	Alternatively, participants can dial 678-809-1045

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Contact:	FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com
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FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)

	October 31, 2015 Unaudited	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$58,852	$83,710
Restricted cash and cash equivalents - short-term	6,288	5,523
Accounts receivable, net	60,790	64,375
Inventories	65,754	55,895
Project assets	5,260	784
Other current assets	6,954	7,528
Total current assets	203,898	217,815

Restricted cash and cash equivalents - long-term	20,600	19,600
Long-term project assets	6,922	—
Property, plant and equipment, net	29,002	25,825
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	3,142	3,729
Total assets	$277,231	$280,636

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7,358	$1,439
Accounts payable	15,745	22,969
Accrued liabilities	19,175	12,066
Deferred revenue	31,787	37,626
Preferred stock obligation of subsidiary	823	961
Total current liabilities	74,888	75,061

Long-term deferred revenue	22,646	20,705
Long-term preferred stock obligation of subsidiary	12,088	13,197
Long-term debt and other liabilities	12,998	13,367
Total liabilities	122,620	122,330
Redeemable preferred stock (liquidation preference of $64,020 at October 31, 2015 and 2014)	59,857	59,857
Total Equity:
Shareholders’ equity
Common stock ($.0001 par value; 39,583,333 and 33,333,333 shares authorized at October 31, 2015 and 2014, respectively; 25,964,710 and 23,930,000 shares issued and outstanding at October 31, 2015 and 2014, respectively)	3	2
Additional paid-in capital	934,488	909,458
Accumulated deficit	(838,673)	(809,314)
Accumulated other comprehensive loss	(509)	(159)
Treasury stock, Common, at cost (5,845 and 3,796 shares at October 31, 2015 and October 31, 2014, respectively)	(78)	(95)
Deferred compensation	78	95
Total shareholders’ equity	95,309	99,987
Noncontrolling interest in subsidiaries	(555)	(1,538)
Total equity	94,754	98,449
Total liabilities and equity	$277,231	$280,636

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FUELCELL ENERGY, INC.
Consolidated Statements of Operations
Unaudited
(Amounts in thousands, except share and per share amounts)

	Three Months Ended October 31,
	2015	2014
Revenues:
Product sales	$43,826	$42,360
Service agreements and license revenues	5,506	6,741
Advanced technologies contract revenues	2,119	5,308
Total revenues	51,451	54,409

Costs of revenues:
Cost of product sales	41,222	37,922
Cost of service agreements and license revenues	4,581	5,491
Cost of advanced technologies contract revenues	2,504	5,041
Total cost of revenues	48,307	48,454

Gross profit	3,144	5,955

Operating expenses:
Administrative and selling expenses	6,224	6,628
Research and development expenses	4,786	4,295
Total operating expenses	11,010	10,923

Loss from operations	(7,866)	(4,968)

Interest expense	(765)	(660)
Other income (expense), net	(179)	957

Loss before provision for income taxes	(8,810)	(4,671)

Provision for income taxes	(95)	(219)

Net loss	(8,905)	(4,890)

Net loss attributable to noncontrolling interest	45	190

Net loss attributable to FuelCell Energy, Inc.	(8,860)	(4,700)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(9,660)	$(5,500)

Loss per share basic and diluted
Basic	$(0.38)	$(0.24)
Diluted	$(0.38)	$(0.24)

Weighted average shares outstanding
Basic	25,111,368	23,380,314
Diluted	25,111,368	23,380,314

FUELCELL ENERGY FOURTH QUARTER 2015 RESULTS                 PAGE 7

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)

	Year Ended October 31,
	2015 Unaudited	2014
Revenues:
Product sales	$128,595	$136,842
Service agreements and license revenues	21,012	25,956
Advanced technologies contract revenues	13,470	17,495
Total revenues	163,077	180,293

Costs of revenues:
Cost of product sales	118,530	126,866
Cost of service agreements and license revenues	18,301	23,037
Cost of advanced technologies contract revenues	13,470	16,664
Total cost of revenues	150,301	166,567

Gross profit	12,776	13,726

Operating expenses:
Administrative and selling expenses	24,226	22,797
Research and development expenses	17,442	18,240
Total operating expenses	41,668	41,037

Loss from operations	(28,892)	(27,311)

Interest expense	(2,960)	(3,561)
Other income (expense), net	2,442	(7,523)

Loss before provision for income taxes	(29,410)	(38,395)

Provision for income taxes	(274)	(488)

Net loss	(29,684)	(38,883)

Net loss attributable to noncontrolling interest	325	758

Net loss attributable to FuelCell Energy, Inc.	(29,359)	(38,125)

Preferred stock dividends	(3,200)	(3,200)

Net loss to common shareholders	$(32,559)	$(41,325)

Loss per share basic and diluted
Basic	$(1.33)	$(2.02)
Diluted	$(1.33)	$(2.02)

Weighted average shares outstanding
Basic	24,513,731	20,473,915
Diluted	24,513,731	20,473,915